JOINT FILER INFORMATION

Name:                                              Urstadt Property Company, Inc.

Address:                                              2 Park Place, Bronxville, New York  10708

Designated Filer:                                              Charles J. Urstadt

Issuer & Ticker Symbol:                                                      Urstadt Biddle Properties Inc. (UBP)
(Common Stock)

Date of Event                                              January 2, 2009
Requiring Statement:

Signature:                                              Urstadt Property Company, Inc.

                      X
By:             /s/ Charles J. Urstadt
by Thomas D. Myers as Attorney in Fact

Charles J. Urstadt
Chairman